Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1).

Each of them is responsible for the timely filing of such Schedule  13D and any amendments thereto, and for the completeness and accuracy  of  the information concerning such person contained therein; but neither of  them  is  responsible  for  the  completeness or accuracy of the information concerning  the other person making the filing, unless such person knows or has reason  to  believe  that  such information  is inaccurate.

In   accordance  with  Rule  13d-1(k)(1)  promulgated  under  the  Securities and Exchange  Act  of  1934,

as  amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D and any amendments thereto with respect to the equity securities (as defined in Rule 13d-1(i)) of the issuer, beneficially owned by each of them.  This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D and any amendments thereto.

Date:  January 30, 2015

/s/ Maria Camila Maz

Maria Camila Maz

/s/ Robert Hillis Miller

Robert Hillis Miller